                     EXHIBIT 27 - Epixtar Corp. Subsidiaries

Domestic Subsidiaries

NAME                                         STATE of INCORPORATION            DATE of INCORPORATION
Ameripages, Inc.                               DE                                       07/24/03
B2B Advantage Inc.                             DE                                       07/24/03
Epixtar Account Services Inc.                  DE                                       07/24/03
Epixtar BPO Service Corp.                      DE                                       07/24/03
Epixtar Communications Corp.                   FL                                       06/25/02
Epixtar Management Corp.                       DE                                       07/24/03
Epixtar Marketing Services Corp.               DE                                       07/24/04
Epixtar Prepaid Communications Corp.           DE                                       07/24/03
Epixtar Solutions Corp.                        DE                                       07/24/03
Liberty Online Services Inc.                   DE                                       07/24/03
National Online Services Inc.                  DE                                       07/24/03
NOL Group Inc.                                 DE                                       07/24/03
One World Public Communications Corp.          DE                                       09/03/03

Foreign Subsidiaries

NAME                                         COUNTRY of INCORPORATION          DATE of INCORPORATION
Epixtar International Contact Centers Ltd. (Mauritius)      Mauritius                   08/08/03
Epixtar Philippines IT Enabled Services Corporation         Philippines                 07/24/03
Epixtar Information Technology Pvt. Ltd. (Kolkata)          India                       11/05/03